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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related prospectus of Tularik Inc. for the registration of 400,000 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2001, with respect to the consolidated financial statements of Tularik Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 30, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS